                           ADVISORY AGREEMENT
              ADVISORY AGREEMENT (the "Agreement") dated as of the 1st day of July, 1997 by and among Prudential-Bache Capital Return Futures
 Fund 2, L.P., a Delaware limited partnership (the "Partnership"), Prudential Securities Futures Management Inc., a Delaware corporation (the "General Partner") and Eclipse Capital Management, Inc., a Kentucky corporation
 (the "Advisor").

                          W I T N E S S E T H :
              WHEREAS, the Partnership has been organized primarily for the purpose of trading, buying, selling, spreading or otherwise acquiring, holding or disposing of futures, forwards and options contracts. Physical commodities also may be traded from time to time. The foregoing commodities related transactions are collectively referred to as "Commodities"; and
              WHEREAS, the General Partner is authorized to utilize the services of one or more professional commodity trading advisors in connection with the Commodities trading activities of the Partnership; and
              WHEREAS, the Partnership wishes to re-hire the Advisor as a commodity trading advisor to the Partnership to manage a portion of the assets previously managed by another trading advisor; and
              WHEREAS, the Advisor's present business includes the man-agement of Commodities accounts for its clients; and
              WHEREAS, the Advisor is registered as a commodity trading advisor under the United States Commodity Exchange Act, as amended
 ("CE Act") and is a member
 of the National Futures Association ("NFA") as a commodity trading advisor and will maintain such registration and membership for the term of this Agreement; and
              WHEREAS, the Partnership and the Advisor desire to enter into this Agreement in order to set forth the terms and conditions upon which the Advisor will render and implement commodity advisory services in connection with the conduct by the Partnership of its Commodities trading activities during the term of this Agreement;
              NOW, THEREFORE, the parties agree as follows:
         1.   Duties of the Advisor.
              (a)  Appointment.  The Partnership hereby appoints the
 Advisor, and the Advisor hereby accepts appointment, as its attorney-in-fact to invest and reinvest in Commodities a portion of the Net Asset Value of the Partnership on the terms and conditions set forth herein, commencing on the date hereof. The Advisor's initial allocation shall be approximately $5.6 million. The precise definition of the term "Net Asset Value" shall be as defined in Exhibit A hereto. This limited power-of-attorney is a continuing power and shall continue in effect with respect to the Advisor until terminated hereunder. To this end, the Advisor (i) agrees to act as a commodity trading advisor retained by the General Partner on behalf of the Partnership, and specifically, to exercise discretion with respect to that portion of the Net Asset Value of the Partnership which the General Partner has allocated to the Advisor's management above, and which the General Partner may allocate to the Advisor in the future (with the Advisor's consent) upon the terms and conditions, and for the purposes, set forth in this Agreement and (ii) shall have sole authority and responsibility for independently directing the investment and reinvestment in Commodities of the portion of the Partnership's Net

 Asset Value allocated to it for the term of this Agreement pursuant to the trading methods, systems and strategies of its Global Monetary Program (the
 Advisor's "Trading Approach") as such trading approach is described in the Advisor's Disclosure Document dated December 1, 1996 attached hereto as Exhibit B (the "Disclosure Document"), receipt of which is hereby acknowledged, subject to the Partnership's trading policies and limitations as set forth in Exhibit C, attached hereto, as the same may be modified or amended and provided in writing to the Advisor from time to time (the Partnership's "Trading Policies and Limitations"). The General Partner and the Partnership acknowledge that the Advisor makes no guarantee of profits or of protection against loss, and that the Advisor's Commodities transactions hereunder are for the account and risk of the Partnership.
             (b) Allocation of Responsibilities. The General Partner will have the responsibility for the management of the portion of the Partnership's
 Net Asset Value that is invested in United States Treasury bills or other investments approved by the Commodity Futures Trading Commission
 ("CFTC") for the investment of "customer" funds or are held in cash. The Advisor will use its good faith best efforts in determining the investment and reinvestment in Commodities of that portion of the Partnership's Net
 Asset Value allocated to him in compliance with the Trading Policies and Limitations, and in accordance with its Trading Approach. In the event that the General Partner shall, in its sole discretion, determine in good faith following consultation, if appropriate under the circumstances, with the Advisor that any trading instruction issued by the Advisor violates the Partnership's Trading Policies and Limitations, then the General Partner, following reasonable notice appropriate under the circumstances to the Advisor, may override such trading instruction and the Advisor shall not be subject to liability for the results of any such action taken by the General Partner. Nothing herein shall be construed to prevent the General Partner from imposing any limitation(s) on the trading activities of the Partnership beyond those enumerated in Exhibit C hereto if the General
 Partner determines that such limitation(s) are necessary or in the best interests of the Partnership, in which case the Advisor will adhere to such limitations following written notification thereof.
              (c) Modification of Trading Approach. In the event the Advisor wishes to use a trading method or strategy other than or in addition to the Trading Approach in connection with trading for the Partnership (including without limitation the deletion of an agreed upon trading method or strat-egy or the addition of a trading method or strategy in addition to the then agreed upon Trading Approach), either in whole or in part, the Advisor may not do so unless it gives the General Partner prior written notice of its intention to utilize such different trading method or strategy, and the General Partner consents thereto. Failure of the General Partner to object to the Advisor's notice of any of the foregoing within ten (10) days' of the date of the Advisor's notice shall be deemed consent of the General
 Partner thereto.
              (d) Notification of Material Changes. The Advisor also agrees to give the Partnership prior written notice of any proposed material change in its Trading Approach, and agrees not to make any material change in such Trading Approach (as applied to the Partnership) over the objection of the General Partner, it being understood that the Advisor shall be free to institute non-material changes in its Trading Approach (as applied to the Partnership) without prior written notification. Without limiting the generality of the foregoing, refinements to the Advisor's
 Trading Approach, the addition or deletion of Commodities to or from the Advisor's Trading Approach, and variations in the leverage principles and policies utilized by the Advisor shall not be deemed a material change in the Advisor's Trading Approach, and prior approval of the General Partner shall not be required therefor. The Advisor agrees that it will discuss with the General Partner upon request, subject to adequate assurances of confidentiality, any trading methods or strategies used by it for trading customer accounts which differ from the Trading Approach which it uses for the Partnership.
              (e) Request for Information. The Advisor agrees to provide the Partnership with any reasonable information concerning the Advisor that the Partnership may reasonably request, subject to receipt of adequate assurances of confidentiality by the Partnership, including, but not limited to, information regarding any change in control, key personnel, Trading Approach and financial condition which the Partnership reasonably deems to be material to the Partnership; the Advisor also shall notify the Partnership of any such matters the Advisor, in its reasonable judgment, believes may be material to the Partnership relating to the Advisor and its Trading Approach.
              (f) Nondisclosure. Nothing contained in this Agreement shall require the Advisor to disclose what it deems to be proprietary or confi-dential information concerning any such trading methods or strategies, including but not limited to the Trading Approach or the identity of customers.
              (g) Notice of Errors. The Advisor is responsible for promptly reviewing all oral and written confirmations it receives to determine that the Commodities trades were made in accordance with the Advisor's instructions. If the Advisor determines that an error was made in connection with a trade or that a trade was made other than in accordance with the Advisor's instructions, the Advisor shall promptly notify the Partnership of this fact, and shall utilize its reasonable best efforts to cause the error or discrepancy to be corrected.
              (h) Exculpation. The Advisor shall not be liable to the General Partner, its officers, directors, shareholders or employees, or any person who controls the General Partner, or the Partnership or its partners, or any of their respective successors or assigns under this Agreement, except by reason of the Advisor's (including any employee, director, officer or shareholder of the Advisor, or any persons who controls the Advisor) acts or omissions in material breach of this Agreement or due to its or their misconduct or negligence or by reason of not having acted in good faith in the reasonable belief that such actions or omissions were in the best interests of the Partnership; it being understood that all purchases and sales of Commodities shall be for the account and risk of the Partnership, and the Advisor shall not incur any liability for trading profits or losses resulting therefrom.
         2.   Indemnification.
              (a) The Advisor and each employee of the Advisor shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses (including, without limitation, reasonable attorneys' fees) and amounts paid in settlement of any claims (collectively "Losses") sustained by the Advisor (i) in connection with any matter relating to the Partnership's Registration Statement as filed with the Securities and Exchange Commission or its final prospectus, dated July 21, 1989, ("Prospectus") to the extent provided in the "Agreement Concerning the Registration Statement and Prospectus"

 ("Representation Agreement") dated July 21, 1989 (incorporated by reference to Exhibit 10.4 to Registrant's Annual Report on
 Form 10-K for the period ended December 31, 1989), (ii) in connection with any matters relating to the Partnership prior to the effective date of this Agreement, other than matters involving the Advisor's management of a portion of the Partnership assets through September 30, 1990 pursuant to an Advisory Agreement ("Advisory Agreement") dated July 21,
 1989 (incorporated by reference to Exhibit 10.3 to Registrant's Annual
 Report on Form 10-K for the period ended December 31, 1989), the indemnification of which are covered by the Advisory Agreement,
 (iii) in connection with any acts or omissions of the Advisor relating to the Advisor's management of its allocable portion of the Partnership's assets from and after the date of this Agreement, or in its capacity as a trading advisor to the Partnership from and after the date of this Agreement, and (iv) as a result of a material breach of this Agreement by the Partnership or the General Partner, provided that, with respect to (iii) (A) such Losses were not the direct result of negligence, misconduct or a material breach of this Agreement on the part of the Advisor, (B) the Advisor and its employees, officers, directors, shareholders, and each person controlling the Advisor acted (or omitted to act) in good faith and in a manner reasonably believed by it and them to be in the best interests of the Partnership, and (C) any such indemnification by the Partnership will only be recoverable from the assets of the Partnership and/or the General Partner.
              (b) The Partnership shall be indemnified by the Advisor against any Losses sustained by the Partnership directly resulting from (i) the negligence or misconduct of, or a material breach of this Agreement by, the Advisor or its employees officers, directors, shareholders, and each person controlling the Advisor or (ii) any action or omission to act of the Advisor or its employees, officers, directors, shareholders, and each person controlling the Advisor that was not taken in good faith or in a manner reasonably believed by it and them to be in the best interests of the Partnership.
              (c) No indemnification shall be permitted under this Section 2 for amounts paid in settlement if either (A) the party claiming indem-nification (the "Indemnitee") fails to notify the indemnifying party of the terms of any settlement proposed, at least fifteen (15) days before any amounts are paid or (B) the indemnifying party does not in its good faith business judgment approve the amount of the settlement within thirty (30) days of its receipt of notice of the proposed settlement. Notwithstanding the foregoing, the indemnifying party shall, at all times, have the right to offer to settle any matter with the approval of the Indemnitee (which approval shall not be withheld unreasonably) and if the indemnifying party successfully negotiates a settlement and tenders payment therefor to the Indemnitee, the Indemnitee must either use its reasonable best efforts to dispose of the matter in accordance with the terms and conditions of the proposed settlement or the Indemnitee may refuse to settle the matter and continue its defense in which latter event the maximum liability of the indemnifying party to the Indemnitee shall be the amount of said proposed settlement. Any indemnification under this Section 2, unless ordered by a court, shall be made by the indemnifying party only as authorized in the specific case and only upon a determination by mutually acceptable independent legal counsel in a written opinion that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth hereunder.
              (d) None of the provisions for indemnification in this Section 2 shall be applicable with respect to default judgments or confessions of judgment entered into by an Indemnitee, with its knowledge, without the prior consent of the indemnifying party.

              (e) In the event that an Indemnitee under this Section 2 is made a party to an action, suit or proceeding alleging both matters for which indemnification can be made hereunder and matters for which indemnification may not be made hereunder, such Indemnitee shall be indemnified only for that portion of the Losses incurred in such action, suit or proceeding which relates to the matters for which indemnification can be made.
              (f) Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against an Indemnitee shall be paid in advance of the final disposition of such action, suit or proceeding if (i) the legal action, suit or proceeding, if sustained, would entitle the Indemnitee to indemnification pursuant to the terms of this Section 2, and (ii) the Indemnitee undertakes to repay the advanced funds in cases in which the Indemnitee is not entitled to indemnification pursuant to the preceding paragraph, and (iii) in the case of advancement of expenses, the Indemnitee receives a written opinion of mutually ac-ceptable independent legal counsel that advancing such expenses is proper in the circumstances.
              (g)  The parties hereto each acknowledge that the
 indemnification provisions of the Advisory Agreement and the
 Representation Agreement defined in sub-paragraph (a) of this Section 2 survived the termination of those agreements with respect to any matters arising while those agreements were in effect, and that this Agreement is not intended to contradict or circumvent the continued effectiveness of those provisions.
         3.   Advisor Independence.  The Advisor shall for all purposes
 herein be deemed to be an independent contractor with respect to the Partnership, the General Partner and each other commodity trading advisor that provides or may in the future provide
 commodity trading advisory services to the Partnership
 (the other Advisors and each such other commodity
 trading advisor being collectively referred to herein as
 the "Other Advisors"), and shall, unless otherwise expressly authorized, have no authority to act for or to represent the Partnership, the General Partner or any Other Advisor in any way or otherwise be deemed to be a general agent, joint venturer or partner of the Partnership, the General Partner or any Other Advisor, or in any way be responsible for the acts or omissions of the Partnership, the General Partner or any Other Advisor as
 long as it is acting independently of such person.  The parties acknowledge that the Advisor has not been an organizer or promoter of the Partnership and has no responsibility and shall not be subject to liability in connection therewith.
         Nothing herein contained shall be deemed to require the Partnership or the Advisor to take any action contrary to the Partnership's Agreement of Limited Partnership or Certificate of Limited Partnership, or the
 Advisor's By-Laws or Articles of Incorporation, respectively, or any appli-cable statute, regulation or rule of any exchange or self-regulatory organization.
         The Partnership and the General Partner acknowledge that the
 Advisor's Trading Approach is its confidential property.   Nothing in this
 Agreement shall require the Advisor to disclose the confidential or proprietary details of its Trading Approach. The Partnership and the General Partner further agree that they will keep confidential and will not disseminate the Advisor's trading advice to the Partnership, except as, and to the extent that, it may be determined by the General Partner to be (i) necessary for the monitoring of the business of the Partnership, including the performance of brokerage services by the Partnership's commodity broker(s), or (ii) expressly required by law or regulation.
         4. Commodity Broker. All Commodities trades for the account of the Partnership shall be made through such commodity broker or brokers as the General Partner directs pursuant to such procedures as are mutually agreed upon. The Advisor shall not have any authority or responsibility in selecting or supervising any broker for execution of Commodities trades of the Partnership or for negotiating commission rates to be charged therefor. The Advisor shall not be responsible for determining that any such bank or broker used in connection with any Commodities transactions meets the financial requirements or standards imposed by the Partnership's Trading Policies and Limitations. At the present time it is contemplated that the Partnership will effect all Commodities trades through Prudential Securities Incorporated
 ("Prudential Securities"); provided, however, that the Advisor may execute transactions at such other broker(s), and upon such terms and conditions, as the Advisor and the General Partner agree if such broker(s) agree to "give up" all such transactions to Prudential Securities for clearance and the General Partner's consent to the use of such other executing brokers shall not be unreasonably withheld. To the extent that the Partnership determines to utilize a broker or brokers other than Prudential Securities, it will consult with the Advisor prior to directing it to utilize such broker(s), and will not retain the services of such broker(s) over the reasonable objection of the Advisor.
         5. Fees. In consideration of and in compensation for the performance of the Advisor's services under this Agreement, the Advisor shall receive from the Partnership Management and Incentive Fees as set forth below within fifteen (15) days following the end of the period to which they relate, as follows:

             (a) A management fee (the "Management Fee") of 1/6 of 1% (2% annualized) of the portion of the Partnership's Net Asset Value allocated to it as of the last day of each calendar month. For purposes of determining such Management Fee, any distributions and redemptions allocable to the Advisor made as of the last day of such month shall be added back to the Net Asset Value and there shall be no reduction for (i) the accrued Management Fee being calculated, or (ii) any fees due the Advisor under paragraph (b) below accrued as of the last day of such month or (iii) any reallocation of assets as of the last day of such month, or (iv) any accrued but unpaid extraordinary expenses. The Management
 Fee for any month in which the Advisor manages all or any portion of the Net Asset Value of the Partnership allocated to it for less than a full month shall be prorated, such proration to be calculated on the basis of the number of days in the month the Net Asset Value allocated to the Advisor was under the Advisor's management as compared to the total number of days in such month.
              (b) A quarterly incentive fee (the "Incentive Fee") of twenty percent (20%) of New High Net Trading Profits (as hereinafter defined) achieved on the portion of the Partnership's Net Asset Value allocated to the Advisor. New High Net Trading Profits for the Advisor shall be computed as of the close of trading on the last day of each calendar quarter. The first Incentive Fee which may be due and owing to the Advisor in respect of any New High Net Trading Profits shall be computed as of September 30, 1997. New High Net Trading Profits shall be computed solely on the performance of the Advisor and shall not include or be affected by the performance of any Other Advisor.

   "New High Net Trading Profits" (for purposes of calculating the Advisor's Incentive Fee only) for each calendar quarter is defined as the excess (if any) of (A) the Net Asset

 Value of the Partnership allocated to the Advisor as of the last day of any calendar quarter, over (B) the Net Asset Value of the Partnership allocated to the Advisor as of the last day of the most recent preceding calendar quarter for which an Incentive Fee was earned (or the date the Advisor commenced trading the Partnership's Net Asset Value, whichever date the Net Asset Value allocated to it was higher). In com-puting New High Net Trading Profits:
              (1) The Net Asset Value of (A) in the preceding sentence shall be reduced by Management Fees for such quarter together with brokerage commissions and other transaction costs attributable to the Advisor's trading activities, general administrative charges attributable to the pro rata portion of the Partnership's Net Asset Value allocated to the Advisor for trading, and extraordinary expenses, if any, directly attributable to the Advisor;
              (2) The Net Asset Value of (B) in the preceding sentence shall be reduced by Management and Incentive Fees for such quarter together with brokerage commissions and other transaction costs attributable to the Advisor's trading activities, general administrative charges attributable to the pro rata portion of the Partnership's Net Asset Value allocated to the Advisor for trading, and extraordinary expenses, if any, directly attributable to the Advisor;
              (3) The difference between (A) and (B) in the preceding sentence shall be (i) decreased by all interest earned on the portion of the Partnership's Net Asset Value allocated to the Advisor between the dates referred to in (A) and (B), and (ii) increased by (x) any distributions or redemptions allocable to the Advisor and paid or payable by the Partnership as of, or subsequent to, the date in (B) through the date in

 (A); as well as (y) losses (including losses incurred from the date of the last Incentive Fee paid or payable), if any, associated with redeemed Units allocable to the Advisor, and (iii) adjusted (either increased or decreased, as the case may be) to reflect any additional allocations or negative reallocations of the Partnership's Net Asset Value to or from the Advisor from the date in (B) to the last day of the calendar quarter as of which the current Incentive Fee calculation is made.
         For purposes of calculating the first Incentive Fee payable to the Advisor, the date referred to in (B) shall be the date of this Agreement.
         If there is a cumulative loss when a withdrawal is made from the Net Asset Value allocated to the Advisor for any reason, such loss shall be reduced by the proportionate amount of the loss attributable to the monies being withdrawn.
         If an Incentive Fee shall have been paid by the Partnership to the Advisor in respect of any calendar quarter and the Advisor shall incur subsequent losses on the portion of the Partnership's Net Asset Value under its management, the Advisor shall nevertheless be entitled to retain amounts previously paid to it in respect of New High Net Trading Profits.
              (c) Neither the Advisor nor any of its employees shall receive any commissions, compensation, remuneration or payments whatsoever from any broker with which the Partnership carries an account for trans-actions executed in the Partnership's account.
         6.   Term and Termination.
              (a) Term. This Agreement shall commence on the date hereof and, unless sooner terminated, shall continue in effect until the close of business on June 30, 1998. Thereafter, this Agreement shall be renewed automatically on the terms and conditions set forth herein for additional successive twelve
 (12) month terms, each of which shall commence on the first day of the month subsequent to the conclusion of the preceding twelve (12) month term, unless this Agreement is terminated pursuant to paragraphs (b), (c) or (d) of this Section 6. The automatic renewal(s) set forth in the preceding sentence hereof shall not be affected by (i) any reallocation of Partnership's Net Asset Value away from the Advisor pursuant to Section 7 of this Agreement, or (ii) the retention of Other Advisors following a reallocation, or otherwise.
              (b) Automatic Termination. This Agreement shall terminate automatically in the event that the Partnership is terminated. This
 Agreement shall terminate automatically with respect to the Advisor, upon notice from the General Partner, without affecting the continuation of this Agreement with any Other Advisor in the event that the Advisor's allocable percentage of the Partnership's Net Asset Value at the close of trading on any business day is equal to or less than the Termination Amount. The "Termination Amount" shall be an amount equal to 66-2/3% of the portion of the Partnership's Net Asset Value allocated to the Advisor's management on the date it commences Commodities trading activities for the Partnership, or the first day of any calendar year, whichever day the Net Asset Value allocated to the Advisor is higher, in either case, as adjusted on an ongoing basis by the percentage decline(s) or increases in that portion of the Partnership's Net Asset Value allocated to the Advisor's management caused by distributions, redemptions and permitted reallocations, and new allocations to the Advisor covered by reallocations away from other trading advisors, respectively. Each redemption and distribution of funds shall have the effect of reducing the Termination
 Amount by an amount equal to the portion of such redemption or distribu-tion allocable to the Advisor. Reallocations of funds away from the Advisor shall reduce the Termination Amount dollar for dollar.
              (c) Optional Termination Right of Partnership. This Agreement may be terminated at any time in the sole discretion of the General Partner upon at least thirty (30) days' prior written notice to the Advisor. The General Partner will use its best efforts to cause any such termination to occur as of a month-end.
              (d) Optional Termination Right of Advisor. The Advisor shall have the right to terminate this Agreement (1) upon written notice to the General Partner at least thirty (30) days' prior to the end of each month of this Agreement; and (2) upon thirty (30) days' prior written notice to the General Partner in the event (i) of the receipt by the Advisor of an opinion of independent counsel satisfactory to the Advisor and the Partnership that by reason of the Advisor's activities with respect to the Partnership, the Advisor is required to register as an investment adviser under the Investment Advisers Act of 1940; (ii) that the registration of the General Partner as a commodity pool operator under the CE Act, or its NFA membership as a commodity pool operator is revoked, suspended, terminated or not renewed; (iii) the General Partner imposes additional trading limitation(s) pursuant to Section 1 of this Agreement which the Advisor does not agree to follow in its management of the Partnership's
 Net Asset Value or the General Partner overrides a trading instruction of the Advisor; (iv) if the Net Asset Value allocated to the Advisor decreases, for any reason, to less than $2,000,000; (v) the General Partner elects (pursuant to Section 1 of this Agreement) to have the Advisor use a different Trading Approach in the Advisor's management of Partnership assets from that which the Advisor is then using to manage such assets and the Advisor objects to using such different Trading Approach; (vi) there is an unauthorized assignment of this Agreement by the Partnership or the General Partner; or (vii) other good cause is shown and the written consent of the General Partner is obtained (which shall not be withheld unreasonably).
              (e) In the event that this Agreement is terminated pursuant to subparagraphs (b), (c) or (d) of this Section 6, the Advisor shall be entitled to, and the Partnership shall pay, the Management Fee and the Incentive
 Fee, if any, which shall be computed (A) with respect to the Management
 Fee, on a pro rata basis, based upon the portion of the month for which the Advisor had its portion of the Partnership's Net Asset Value under management, and (B) with respect to the Incentive Fee, if any, as if the effective date of termination was the last day of the then current calendar quarter. The rights of the Advisor to fees earned through the earlier to occur of the date of expiration or termination of this Agreement shall survive this Agreement until satisfied.
         7. Reallocation of Funds. The General Partner may, at any month-end, in its sole discretion, upon at least thirty (30) days' prior written notice, reallocate a portion of the Partnership's Net Asset Value then allocated to the Advisor's management away from the Advisor.
         8.   Liquidation of Positions.
              The Advisor agrees to liquidate open positions in the amount that the General Partner informs the Advisor, in writing via telecopy or other equivalent means, that the General Partner considers necessary or advisable to liquidate in order to (i) effect any termination or reallocation pursuant to Sections 6 or 7, respectively, or (ii) fund its pro rata share of any redemption, distribution or Partnership expense. The

 General Partner shall not, however, have authority to instruct the Advisor as to which specific open positions to liquidate, except as provided in Section 1 here-of. The General Partner shall provide the Advisor with such reasonable prior notice of such liquidation as is practicable under the circumstances and will endeavor to provide at least three (3) business days' prior notice.
 In the event that losses incurred by the Advisor exceed the assets allocated to the Advisor, the General Partner will withdraw the funds necessary to cover such excess losses pro rata from the assets under the management of all Other Advisors.
         9.   Other Accounts of the Advisor.
              (a) Subject to paragraph (b) of this Section 9, the Advisor shall be free to manage and trade accounts for other investors (including other public and private commodity pools) during the term of this Agreement and to use the same or other information and Trading Approach utilized in the performance of services for the Partnership for such other accounts so long as the Advisor's ability to carry out its obligations and duties to the Partnership pursuant to this Agreement is not materially impaired thereby. In addition, the Advisor and its employees, as applicable, also will be permitted to trade in Commodities for their own accounts, so long as the Advisor's ability to carry out its obligations and duties to the Partnership is not materially impaired thereby.
              (b) Furthermore, so long as the Advisor is performing services for the Partnership, it agrees that it will not accept additional capital for management in the Commodities markets if doing so would have a reasonable likelihood of resulting in the Advisor having to modify materially its agreed upon Trading Approach being used for the Partnership in a manner which might reasonably be expected to have a material adverse effect on the Partnership (without limiting the generality of the foregoing, it is understood that this paragraph shall not prohibit the acceptance of additional capital, which acceptance requires only routine adjustments to trading patterns in order to comply with speculative position limits or daily trading limits).
              (c) The Advisor agrees, in its management of accounts other than the account of the Partnership, that it will not knowingly or deliberately favor any other account managed or controlled by him or any of its employees or affiliates (in whole or in part) over the Partnership.
 The preceding sentence shall not be interpreted to preclude inter alia (i) the Advisor from charging another client fees which differ from the fees to be paid to it hereunder, or (ii) an adjustment by the Advisor in the implementation of any agreed upon Trading Approach in accordance with the procedures set forth in Section 1 hereof, which is undertaken by the Advisor in good faith in order to accommodate additional accounts. The Advisor, upon reasonable request and receipt of adequate assurances of confidentiality, shall provide the General Partner with an explanation of the differences, if any, in performance between the Partnership and any other similar account pursuant to the same Trading Approach for which the Advisor or any of its affiliates acts as a commodity trading advisor (in whole or in part).
              (d) Upon reasonable notice from the General Partner, the Advi-sor shall permit the General Partner to review at the Advisor's offices during normal business hours such trading records as it reasonably may request for the purpose of confirming that the Partnership has been treat-ed equitably with respect to advice rendered during the term of this Agreement by the Advisor for other accounts managed by the Advisor, which the parties acknowledge to mean that the General Partner may inspect, subject to such restrictions as the Advisor may reasonably deem necessary or advisable so as to preserve the confidentiality of proprietary information and the identity of its clients, all trading records of the Advisor as it reasonably may request related to such other accounts during normal business hours. The Advisor may, in its discretion, withhold from any such report or inspection the identity of the client for whom any such ac-count is maintained and in any event, the Partnership and the General
 Partner shall keep all such information obtained by it from the Advisor confidential.
         10. Speculative Position Limits. If, at any time during the term of this Agreement, it appears to the Advisor that it may be required to aggregate the Partnership's Commodities positions with the positions of any other accounts it owns or controls for purposes of applying the speculative position limits of the CFTC, any exchange, self-regulatory body, or governmental authority, the Advisor promptly will notify the General Partner if the Partnership's positions are included in an aggregate amount which equals or exceeds one hundred percent (100%) of the applicable speculative limit. The Advisor agrees that, if its trading recom-mendations pursuant to its agreed upon Trading Approach are altered because of the potential application of speculative position limits, the Advisor will modify its trading instructions to the Partnership and its other accounts in a good faith effort to achieve an equitable treatment of all accounts. The Advisor presently believes that its Trading Approach for the management of the Partnership's account can be implemented for the benefit of the Partnership notwithstanding the possibility that, from time to time, speculative position limits may become applicable.

         11.  Redemptions, Distributions and Reallocations.
              (a)  The General Partner agrees to give the Advisor at least three
 (3) business days' prior notice of any proposed redemptions, distributions or reallocations.
              (b) Redemptions and distributions shall be charged against the various Partnership accounts managed by its trading advisors, including the Advisor, in such proportions as the General Partner, in its discretion, determines to be in the Partnership's best interests.
         12. Brokerage Confirmations and Reports. The General Partner will instruct the Partnership's commodity broker or brokers to furnish the Advisor with copies of all trade confirmations, daily equity runs, and monthly trading statements relating to the Partnership's assets under the management of the Advisor. The Advisor will maintain records and will monitor all open positions relating thereto; provided, however, that except as provided in Section 1(g) hereof, the Advisor shall not be responsible for any brokerage errors. The General Partner also will furnish the Advisor with a copy of all reports, including but not limited to, monthly, quarterly and annual reports, sent to the limited partners, the Securities and Exchange Commission ("SEC"), the CFTC and the NFA. The Advisor shall, at the General Partner's request, provide the General Partner with copies of all trade confirmations, daily equity runs, monthly trading reports or other reports sent to the Advisor by the Partnership's commodity broker regarding the Partnership, and in the Advisor's possession or control, as the General Partner deems appropriate, if the General Partner cannot obtain such copies on its own behalf. Upon request, the General Partner will provide the Advisor with accurate information with respect to the Partnership's then current Net Asset Value and Net Asset Value per Unit.

         13. The Advisor's Representations and Warranties. The Advisor represents and warrants that:
              (a) It has full corporate capacity and authority to enter into this Agreement, and to provide the services required of it hereunder;
              (b) It will not by entering into this Agreement and by acting as a commodity trading advisor to the Partnership, (i) be required to take any action contrary to its incorporating documents, any applicable statute, law or regulation of any jurisdiction or (ii) breach or cause to be breached any undertaking, agreement, contract, statute, rule or regulation to which it is a party or by which it is bound which, in the case of (i) or (ii), would materially limit or materially adversely affect its ability to perform its duties under this Agreement;
              (c) It is duly registered as a commodity trading advisor under the CE Act and is a member of the NFA as a commodity trading advisor and it will maintain and renew such registration and membership during the term of this Agreement, and has complied, and will continue to comply, with all laws, rules and regulations having application to its business, including but not limited to rules and regulations promulgated by the CFTC and NFA.
              (d) A copy of its most recent Commodity Trading Advisor Dis-closure Document, as required by Part 4 of the CFTC's regulations, has been provided to the Partnership in the form of Exhibit B hereto and, except as disclosed in such Disclosure Document, all information in such Disclosure Document (including, but not limited to, background, performance, trading methods and trading systems) is true, complete and accurate in all material respects and is in conformity in all material respects with the provisions of the CE Act including the rules and regulations thereunder;
              (e) The amount of Partnership assets to be allocated to the Advisor should not, in the reasonable judgment of the Advisor, result in the Advisor being required to alter its Trading Approach to a degree which would be expected to have a material adverse effect on the Partnership;
             (f) Neither the Advisor nor its stockholders, directors, officers, employees, agents, principals or affiliates, nor any of its or their respective successors or assigns: (i) shall knowingly or deliberately use or distribute for any purpose whatsoever any list containing the names and/or residence addresses of, and/or other information about, the limited partners of the Partnership; nor (ii) shall solicit any person it or they know is a limited partner of the Partnership for the purpose of soliciting commodity business from such limited partner, unless such limited partner shall have first contacted the Advisor or is already a client of the Advisor or a prospective client with which the Advisor has commenced discussions or is introduced or referred to the Advisor by an unaffiliated agent other than in violation of clause (i);
              (g) This Agreement has been duly and validly executed and delivered and is a valid and binding agreement, enforceable against it in accordance with its terms;
              (h) Thomas Moller devotes, and will continue to devote during the term of this Agreement, such portion of his time to the trading activities of, and the conduct of the business of, the Advisor as he shall reasonably believe is necessary and appropriate; and
              (i) There is not pending, or to the best of its knowledge, threatened or contemplated, any action, suit or proceeding before any court or arbitration panel, or before or by any governmental, administrative or self-regulatory body, to which the Advisor or its stockholders, directors, officers, employees, agents, principals or affiliates is a party, or to which any of its assets is subject, which might reasonably be expected to result in any material adverse change in the condition of the Advisor (financial or otherwise), business or prospects or reasonably might be expected to affect adversely in any material respect any of the Advisor's assets or which reasonably might be expected to (A) materially impair the Advisor's ability to discharge its obligations to the Partnership, or (B) result in a matter which would require disclosure in its Disclosure Document which has not been so disclosed; and the Advisor has not received any notice of an investigation by (i) the NFA regarding noncompliance with NFA rules or the CE Act, (ii) the CFTC regarding noncompliance with the CE Act, or the rules and regulations thereunder, or (iii) any exchange regarding noncompliance with the rules of such exchange, which investigation reasonably might be expected to (1) materially impair its ability to discharge its obligations to the Partnership, or (2) result in a matter which would require disclosure in its Disclosure Document which has not been so disclosed.
         The within representations and warranties shall be continuing during the term of this Agreement, and, if at any time, any event has occurred which would make or tend to make any of the foregoing not true, the Advisor promptly will notify the Partnership in writing thereof.
         14.  The General Partner's Representations and Warranties.  The
 General Partner represents and warrants on behalf of the Partnership and itself that:
              (a) It has full corporate and other capacity and authority to enter into this Agreement;

              (b) It will not, by acting as general partner to the Partnership or by entering into this Agreement, (i) be required to take any action contrary to its incorporating or partnership documents or any applicable statute, law or regulation of any jurisdiction, or (ii) breach or cause to be breached
 (A) any undertaking, agreement, contract, statute, rule, regulation, to which it or the Partnership is a party or by which it or the Partnership is bound or (B) any order of any court or governmental or regulatory agency having jurisdiction over the Partnership or the General Partner, which in the case of (i) or (ii) would materially limit or materially adversely affect the performance of its or the Partnership's duties under this Agreement;
              (c) The Partnership and the General Partner have obtained all required governmental and regulatory licenses, registrations and approvals required by law as may be necessary to act as described in the Partnership's Registration Statement and Prospectus, including, without limitation, registration as a commodity pool operator under the CE Act and membership as a commodity pool operator in the NFA. The General
 Partner will maintain and renew the foregoing registrations, licenses, memberships and approvals, as appropriate, during the term of this Agreement;
              (d) The Partnership and the General Partner have complied, and will continue to comply, with all laws, rules and regulations having application to its or their business, including but not limited to rules and regulations promulgated by the CFTC and NFA, and there are no actions, suits or proceedings pending or, to the best of the knowledge of the Partnership or the General Partner, threatened against it or them, at law or in equity or before or by any federal, state, municipal or other governmental or regulatory department, commission, board, bureau, agency or instrumentality, or by any commodity or security exchange worldwide in which an adverse decision would materially and adversely affect the ability of the Partnership or the General Partner to comply with, and perform their obligations under, this Agreement;
              (e) This Agreement has been duly and validly authorized, executed and delivered, and is a valid and binding agreement, enforceable against each of them, in accordance with its terms; and
              (f) On the date hereof, it is, and during the term of this Agreement, it will be (i) in the case of the Partnership, a duly formed and validly existing limited partnership, and (ii) in the case of the General Partner, a duly formed and validly existing corporation, in each case, in good standing under the laws of the State of Delaware, and in good standing and qualified to do business in each jurisdiction in which the nature and conduct of its business requires such qualification and the failure to be so qualified would materially adversely affect its ability to perform its obligations under this Agreement; and
              (g) All authorizations, consents or orders of any court, or of any federal, state or other governmental or regulatory agency or body required for the valid authorization, issuance, offer and sale of the Partnership's Units were obtained, and, to the best of its knowledge, after due inquiry no order preventing or suspending the use of the Prospectus with respect to the Units was issued by the SEC, the CFTC or the NFA. The Partnership's Registration Statement and Prospectus contained all statements which were required to be made therein, conformed in all material respects with the requirements of the Securities Act of 1933, as amended and the CE
 Act, and the rules and regulations of the SEC and the CFTC, respectively, thereunder, and with the rules of the NFA, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances in which they were made) not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished to the General Partner, the Partnership or to Prudential Securities by or on behalf of the Advisor specifically for use in the Registration Statement or Prospectus, supplement thereto, or monthly report.
              (h) The Partnership's offering of its Units has terminated and there are not currently, and will not be in the future, any offering materials in use by the Partnership or the General Partner in connection with the offer or sale of Units in the Partnership.
         The within representations and warranties shall be continuing during the term of this Agreement, and, if at any time, any event has occurred which would make or tend to make any of the foregoing not true, the General Partner promptly will notify the Advisor in writing.
         15. Assignment. This Agreement may not be assigned by any of the parties hereto without the express prior written consent of the other parties hereto.
         16. Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and permitted assigns of each of them, and no other person (except as otherwise provided herein) shall have any right or obligation under this Agreement.
 The terms "successors" and "assigns" shall not include any purchasers, as such, of Units.
         17. Amendment or Modification. This Agreement may not be amended or modified except by the written consent of the parties hereto.
         18. Notices. Except as otherwise provided herein, all notices required to be delivered under this Agreement shall be effective only if in writing and shall be deemed given by the party required to provide notice when received by the party to whom notice is required to be given and shall be delivered personally, by registered mail, postage prepaid, return receipt requested, or by telecopy, as follows (or to such other address as the party entitled to notice shall hereafter designate by written notice to the other parties):

 If to the General Partner:            If to the Partnership:

 Prudential Securities Futures         Prudential-Bache Capital Return
   Management Inc.                         Futures Fund 2, L.P.
 One New York Plaza, 14th floor        c/o Prudential Securities Futures
                                           Management Inc.
 New York, New York 10292-2585         One New York Plaza, 14th floor
 Attention:  James M. Kelso            New York, New York 10292-2585
 Facsimile:  (212) 778-6809            Attention:  James M. Kelso
                                       Facsimile:  (212) 778-6809

 and in either case with a copy to:

 Prudential Securities Incorporated
 One New York Plaza, 14th Floor
 New York, New York 10292-2585
 Attention:  James M. Kelso
 Facsimile:  (212) 778-6809

 and, with respect to legal notices,
 a copy to:

 Rosenman & Colin LLP
 575 Madison Avenue
 New York, New York 10022
 Attention:  Fred M. Santo, Esq.
 Facsimile:  (212) 940-7079

 If to the Advisor:                    and, with respect to legal notices,
 a copy to:

 Eclipse Capital Management, Inc.      Sidley & Austin
 12400 Olive Boulevard, Suite 408      One First National Plaza
 St. Louis, Missouri 63141             Chicago, Illinois 60603
 Attention:  Thomas W. Moller               Attention: Jodie Nedeau, Esq.
 Facsimile:  (314) 579-0525            Facsimile: (212) 972-9150

         19. Governing Law. The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles.
         20. Survival. The provisions of this Agreement shall survive the termination of this Agreement with respect to any matter arising while this Agreement was in effect.
         21. Disclosure Document Modifications. The Advisor shall promptly furnish the General Partner with a copy of all modifications to its Disclosure Document when available for distribution. Upon receipt of any modified Disclosure Document by the General Partner, the General Partner will provide the Advisor with an acknowledgement of receipt thereof.
         22. Promotional Literature. The parties agree that prior to using any promotional or other material in which reference to the other parties hereto is made (including reports to clients), they shall furnish a copy of such information to the other parties and will not make use of any literature containing references to such other parties to which such other parties object, except as otherwise required by law or regulation.
         23. No Waiver. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver granted hereunder must be in writing and shall be valid only in the specific instance in which given.
         24. Headings. Headings to Sections herein are for the convenience of the parties only, and are not intended to be or to affect the meaning or interpretation of this

 Agreement.

         25. Complete Agreement. Except as otherwise provided herein, this Agreement constitutes the entire agreement between the parties with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding upon the parties hereto.
         26. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one original instrument.

              IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.


PRUDENTIAL-BACHE CAPITAL RETURN   PRUDENTIAL SECURITIES FUTURES
 FUTURES FUND 2, L.P.                   MANAGEMENT INC.

By: PRUDENTIAL SECURITIES FUTURES
    MANAGEMENT INC.,                     By: /s/ James M. Kelso
                                            -----------------------
Its: General Partner                      James M. Kelso, President


By: /s/ James M. Kelso
   -----------------------------
   James M. Kelso, President

ECLIPSE CAPITAL MANAGEMENT, INC.


By: /s/ Thomas W. Moller
   -----------------------------
   Thomas W. Moller, President

                                EXHIBIT "A"

         "Net Asset Value" means the total assets, including, but not limited to, all cash and cash equivalents (valued at cost plus accrued interest and amortization of original issue discount) less total liabilities, of the Partnership, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting ("GAAP"), including, but not limited to, the extent specifically set forth below:

              (a) Net Asset Value shall include any unrealized profit or loss on open Commodities Positions, and any other credit or debit accruing to the Partnership but unpaid or not received by the Partnership.

              (b) All open commodity futures contracts and options traded on a United States exchange are calculated at their then current market value, which shall be based upon the settlement price for that particular commodity futures contract and option traded on the applicable United States exchange on the date with respect to which Net Asset Value is being determined; provided, that if a commodity futures contract or option traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open commodity futures contracts and options traded on a non-United States exchange shall be based upon the liquidating value for that particular commodity futures contract and option traded on the applicable non-United States exchange on the date with respect to which Net Asset Value is being determined; provided, that if a commodity futures contract or option traded on a non-United States exchange could not be liquidated on such day, due to the operation of rules of the exchange upon which that position is traded or otherwise, the liquidating value on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open forward contracts entered into by the Partnership shall be the mean between the last bid and last asked prices quoted by the bank or financial institution which is a party to the contract on the date with respect to which Net Asset Value is being determined; provided, that if such quotations are not available on such date, the mean between the last bid and asked prices on the first subsequent day on which such quotations are available shall be the basis for determining the market value of such forward contract for such day. The General Partner may in its discretion value any assets of the Partnership pursuant to such other principles as it may deem fair and equitable.

              (c) Interest earned on the Partnership's commodity brokerage account shall be accrued at least monthly; and

              (d) The amount of any distribution made pursuant to Article VIII of the Partnership's Partnership Agreement shall be a liability of the Partnership from the day when the distribution is declared until it is paid.

                                EXHIBIT "B"


(LOGO) Eclipse Capital(r)

                                               Disclosure Document

                           The date of this Disclosure Document is
                                                  December 1, 1996

Eclipse Capital Management, Inc. is registered under the Commodity Exchange Act as a Commodity Trading Advisor. No person is authorized by Eclipse Capital Management, Inc. to give any information or make any representations not contained herein. Delivery of this Disclosure Document at any time does not imply that the information contained herein is correct as of any time subsequent to the date shown above.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT
PASSED UPON THE MERITS OF PARTICIPATING IN THIS
TRADING PROGRAM NOR HAS THE COMMISSION PASSED ON
THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE
DOCUMENT.

THE DATE ON WHICH ECLIPSE CAPITAL MANAGEMENT, INC.
FIRST INTENDS TO USE THIS DISCLOSURE DOCUMENT IS
DECEMBER 1, 1996 AND THIS DISCLOSURE DOCUMENT MAY
NOT BE UTILIZED PRIOR TO SUCH DATE OR AFTER
SEPTEMBER 1, 1997.

                12400 Olive Boulevard, Suite 408
                St. Louis, Missouri  63141
                Telephone (314) 579-0515
                Fax (314) 579-0525

             Web:  http://www.eclipsecap.com/
             e-mail:  info@eclipsecap.com

RISK DISCLOSURE STATEMENT

THE RISK OF LOSS IN TRADING COMMODITIES CAN BE SUBSTANTIAL.
YOU SHOULD, THEREFORE, CAREFULLY CONSIDER WHETHER SUCH
TRADING IS SUITABLE FOR YOU IN LIGHT OF YOUR FINANCIAL
CONDITION.  IN CONSIDERING WHETHER TO TRADE OR TO AUTHORIZE
SOMEONE ELSE TO TRADE FOR YOU, YOU SHOULD BE AWARE OF THE
FOLLOWING:

IF YOU PURCHASE A COMMODITY OPTION YOU MAY SUSTAIN A TOTAL
LOSS OF THE PREMIUM AND OF ALL TRANSACTION COSTS.

IF YOU PURCHASE OR SELL A COMMODITY FUTURE OR SELL A
COMMODITY OPTION YOU MAY SUSTAIN A TOTAL LOSS OF THE INITIAL MARGIN FUNDS AND ANY ADDITIONAL FUNDS THAT YOU DEPOSIT WITH YOUR BROKER TO ESTABLISH OR MAINTAIN YOUR POSITION. IF THE MARKET MOVES AGAINST YOUR POSITION, YOU MAY BE CALLED UPON
BY YOUR BROKER TO DEPOSIT A SUBSTANTIAL AMOUNT OF
ADDITIONAL MARGIN FUNDS, ON SHORT NOTICE, IN ORDER TO
MAINTAIN YOUR POSITION. IF YOU DO NOT PROVIDE THE REQUIRED FUNDS WITHIN THE PRESCRIBED TIME, YOUR POSITION MAY BE LIQUIDATED AT A LOSS, AND YOU WILL BE LIABLE FOR ANY RESULTING DEFICIT IN THE ACCOUNT.

UNDER CERTAIN MARKET CONDITIONS, YOU MAY FIND IT DIFFICULT OR
IMPOSSIBLE TO LIQUIDATE A POSITION.  THIS CAN OCCUR, FOR
EXAMPLE, WHEN THE MARKET MAKES A "LIMIT MOVE."

THE PLACEMENT OF CONTINGENT ORDERS BY YOU OR YOUR TRADING ADVISOR, SUCH AS A "STOP-LOSS" OR "STOP-LIMIT" ORDER, WILL NOT NECESSARILY LIMIT YOUR LOSSES TO THE INTENDED AMOUNTS, SINCE MARKET CONDITIONS MAY MAKE IT IMPOSSIBLE TO EXECUTE SUCH ORDERS.

A "SPREAD" POSITION MAY NOT BE LESS RISKY THAN A SIMPLE
"LONG" OR "SHORT" POSITION.

THE HIGH DEGREE OF LEVERAGE THAT IS OFTEN OBTAINABLE IN
COMMODITY TRADING CAN WORK AGAINST YOU AS WELL AS FOR YOU.
THE USE OF LEVERAGE CAN LEAD TO LARGE LOSSES AS WELL AS
GAINS.

IN SOME CASES, MANAGED COMMODITY ACCOUNTS ARE SUBJECT TO
SUBSTANTIAL CHARGES FOR MANAGEMENT AND ADVISORY FEES.  IT
MAY BE NECESSARY FOR THOSE ACCOUNTS THAT ARE SUBJECT TO
THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID
DEPLETION OR EXHAUSTION OF THEIR ASSETS.  THIS DISCLOSURE
DOCUMENT CONTAINS, AT PAGE 17,  A COMPLETE DESCRIPTION OF
EACH FEE TO BE CHARGED TO YOUR ACCOUNT BY THE COMMODITY
TRADING ADVISOR.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER
SIGNIFICANT ASPECTS OF THE COMMODITY MARKETS.  YOU SHOULD
THEREFORE CAREFULLY STUDY THIS DISCLOSURE DOCUMENT AND
COMMODITY TRADING BEFORE YOU TRADE, INCLUDING THE
DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT,
AT PAGES 6 THROUGH 10.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY TRADING
ADVISOR MAY ENGAGE IN TRADING FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE YOUR TRANSACTIONS MAY BE EFFECTED. BEFORE YOU TRADE YOU SHOULD INQUIRE ABOUT ANY RULES RELEVANT TO YOUR PARTICULAR CONTEMPLATED TRANSACTIONS AND ASK THE FIRM WITH WHICH YOU INTEND TO TRADE FOR DETAILS ABOUT THE TYPES OF REDRESS AVAILABLE TO BOTH YOUR LOCAL AND OTHER RELEVANT JURISDICTIONS.

THIS COMMODITY TRADING ADVISOR IS PROHIBITED BY LAW FROM
ACCEPTING FUNDS IN THE TRADING ADVISOR'S NAME FROM A CLIENT
FOR TRADING COMMODITY INTERESTS.  YOU MUST PLACE ALL FUNDS
FOR TRADING IN THIS TRADING PROGRAM DIRECTLY WITH A FUTURES
COMMISSION MERCHANT.

                           TABLE OF CONTENTS

Introduction . . . . . . . . . . . . . . . . . . . . . . Page 4

The Advisor . . . . . . . . . . . . . . . . . . . . . .  Page 4

Trading Programs . . . . . . . . . . . . . . . . . . . . Page 5

Trading Approach . . . . . . . . . . . . . . . . . . . . Page 5

Foreign Currency Trading . . . . . . . . . . . . . . . . Page 6

Risk Factors . . . . . . . . . . . . . . . . . . . . . . Page 6

Past Performance of Programs . . . . . . . . . . . . . . Page 10

Fees . . . . . . . . . . . . . . . . . . . . . . . . . . Page 17

Potential Conflicts of Interest . . . . . . . . . . . .  Page 18

Client Advisory Agreement . . . . . . . . . . . . . . .  Page 18

Client Brokerage Account . . . . . . . . . . . . . . . . Page 19

Miscellaneous . . . . . . . . . . . . . . . . . . . . .  Page 20

INTRODUCTION

Eclipse Capital Management, Inc.
manages accounts trading
primarily in foreign exchange and
global interest rate futures on a
discretionary basis.  Its trading
programs incorporate quantitative
trend analysis and technical
trading principles.  These trading
programs are speculative in
nature, and potential investors
should determine after reading
this Disclosure Document whether
any of the trading programs
currently being offered by Eclipse
Capital Management, Inc. are
consistent with their financial
situations and investment
objectives.  Because speculative
commodity interest trading can
lead to substantial losses as well
as gains, each prospective
investor should carefully consider
the risks involved in commodity
interest trading.  See "Risk
Factors."

THE ADVISOR

Eclipse Capital Management, Inc.
("Eclipse Capital") is a Kentucky
corporation incorporated on July
18, 1983.  It was registered on
August 14, 1986 as a Commodity
Trading Advisor ("CTA") under the
Commodity Exchange Act as
amended, and is a member as
such in good standing of the
National Futures Association.  Its
books and records are kept at its
office, located at the address listed
on the cover page of this
document.  Past performance
information of Eclipse Capital and
its principals is contained on
pages 10 through 16 of this
Disclosure Document.

Thomas W. Moller, the sole
shareholder of Eclipse Capital, has
served as its President, Treasurer,
and sole director since founding
the firm.  Mr. Moller received an
undergraduate degree in Business
and Economics from Vanderbilt
University and a graduate degree
in Accounting from the University
of Kentucky.  He was a Certified
Public Accountant and has a
background in financial planning
and investment management.  In
1980, as Chief Financial Officer of
a privately held company, he
designed and implemented one of
the first variable rate loan hedge
programs using interest rate
futures contracts.  In 1982 he
formed Interest Rate Management,
Inc., another CTA which provided
interest rate hedging advisory and
management services.  Mr. Moller
has devoted 100% of his time to
Eclipse Capital since September,
1986, and is primarily involved in
the areas of trading, research, and
product development.

Ronald R. Breitigam is Secretary
and Vice President, Trading, with
responsibility for the
implementation of the firm's
trading strategies.  After
graduating from Pacific Union
College in 1982, Mr. Breitigam
became an independent floor
trader at the Mid-America
Commodity Exchange.  He served
as an institutional broker with
Thompson McKinnon (1984-1985)
and PaineWebber (1986), and in
1986 formed his own trading
company to work full time
implementing various proprietary
futures and options trading
strategies.  Mr. Breitigam joined
Eclipse Capital in May, 1989.

James W. Dille, Ph.D. is Vice
President, Information Systems,
with responsibility for computer-
based research, development and
operations.  Dr. Dille has
undergraduate and graduate
engineering degrees from the
University of Virginia.  He received
his masters and Ph.D. in Applied
Sciences from Harvard University
specializing in the areas of
Decision and Control Theory and
Computer Science.  From 1987
through 1993 he worked for
McDonnell Douglas Training
Systems where he was
responsible for research in the
areas of computer architectures
and networking.  He is an affiliate
professor at Washington
University in St. Louis, teaching
courses in numerical analysis and
the simulation and analysis of
complex systems.  Dr. Dille joined
Eclipse Capital in January, 1994.

Neither Eclipse Capital nor any of
its principals has ever been
involved in or been the subject of
any material administrative, civil or
criminal action.

FURTHER INFORMATION
REGARDING ECLIPSE CAPITAL IS
AVAILABLE UPON REQUEST AT
THE ADDRESS AND TELEPHONE
NUMBER LISTED ON THE COVER
PAGE OF THIS DISCLOSURE
DOCUMENT.


TRADING PROGRAMS

Eclipse Capital currently offers
two financially oriented trading
portfolios under its Global
Financial Trading approach.
These programs are designed
primarily for commodity pools and
certain other qualified investors.
Both trading programs employ a
systematic trading approach using
multiple trend-following models.
Before selecting a particular
program, a client should consider
a number of different factors
including portfolio composition,
trading methodology, instruments
traded, and minimum account size.
The following descriptions have
been provided to assist the
potential client in selecting the
most appropriate program:

Global Monetary Program.  This
"financial, metals and energy"
program has a $2 million minimum
account size and trades a global
portfolio of futures, options on
futures and exchanges-of-futures-
for-physical contracts ("EFP") on
interest rate instruments,
currencies, stock indices, precious
and base metals, and energy
products.  The foreign currency
portion of the portfolio may be
traded in the interbank foreign
exchange market.  A key
component of this program is the
extensive diversification achieved
by applying multiple trading
models to a wide variety of
financial markets located
throughout the world.

Global Yield Program.  This
"sector" program has a $2 million
minimum account size and trades
a specialized portfolio comprised
entirely of domestic and foreign
interest rate instruments.  Global
money markets and bond futures
contracts are traded on major
exchanges located throughout the
world, including Chicago,
Montreal, London, Paris, Madrid,
Tokyo, Singapore and Sydney.


TRADING APPROACH

Eclipse Capital's trading programs
are systematic and trend-
following in nature, with the
objective of capitalizing on
intermediate and long-term price
trends.  Eclipse Capital makes all
trading decisions pursuant to its
proprietary trend identification,
capital allocation, and risk
management models.  The Eclipse
Capital programs make use of
multiple models to accentuate
overall diversification.  Trend
identification models use various
technical and statistical analysis
techniques to identify and evaluate
price trends.  Capital allocation
models determine the percentage
of trading capital allocated to
various markets and trading
models.

Eclipse Capital's risk management
models were developed with the
objective of limiting losses,
capturing profits, and conserving
capital in choppy, sideways
markets.  The risk management
principles which Eclipse Capital
employs include: (1) using stop
orders to exit trades when markets
are moving against an established
position; (2) diversifying positions
among several different futures
and/or futures groups to limit
exposure in any one area; (3)
using multiple entry and exit
points; (4) limiting the assets
committed as margin, generally
within a range of 5% to 25% of
assets managed, at minimum
exchange margin requirements,
but possibly above or below that
range at certain times; and (5)
prohibiting the use of unrealized
profits in a particular futures
contract as margin for additional
contracts in the same or a related
futures contract.

Decisions whether to trade a
particular futures contract are
based upon various factors,
including liquidity, significance in
terms of desired degrees of
concentration, diversification, and
profit potential, both historical and
at a given time.  These decisions
are based upon output generated
by a proprietary risk management
program, but require the exercise
of judgment by principals of
Eclipse Capital.  The decision not
to trade specific contracts for
certain periods, or to reduce the
number of contracts traded may
result at times in missing
significant profit opportunities
which otherwise would be
captured by technical strategies.
The specific contracts traded in
each portfolio have been selected
based on liquidity, historical
volatility, and the degree of past
directional movement.  The actual
number of contracts held at any
particular point in time depends on
a number of factors including
evaluation of market volatility and
potential risk versus return.  There
are occasions when a trading
model may indicate that no
position is appropriate in a
particular contract or contract
group.

In addition to technical trading in
futures contracts, Eclipse Capital
may also employ trading
techniques such as spreads and
straddles, and buy or sell futures
options.  Eclipse Capital may alter
its trading programs including,
without limitation, trading
strategies, commodity interests
and markets traded, and trading
principles, without approval from
clients if Eclipse Capital
determines that such change is in
the best interest of the accounts it
manages.


FOREIGN CURRENCY TRADING

Foreign currency trading takes
place in the interbank foreign
exchange markets and in foreign
currency futures and EFPs.  The
trading of forward contracts on
foreign currencies may involve
greater risks than those
accompanying the trading of
futures contracts on exchanges.
Generally, neither the Commodity
Futures Trading Commission
("CFTC") nor the banking
authorities have regulated the
trading of forward currency
contracts.  Forward contracts are
not traded on exchanges.
Although the foreign currency
markets may not be necessarily
more volatile than other
commodity markets, such forward
trading may involve less
protection against defaults than
trading on exchanges.

Since such contracts are not
guaranteed by an exchange or
clearing house thereof, the client
is subject to the risk of dealer
failure or inability or refusal to
perform with respect to such
contracts.  The failure of a dealer
with which the client has
contracted would likely result in a
default, thereby depriving the
client of unrealized profits or
forcing the client to cover its
commitments for resale, if any, at
the current market price.  In
addition, the imposition of
exchange and credit controls or
the fixing of currency exchange
rates by governmental authorities
might limit forward trading to less
than that which Eclipse Capital
would otherwise recommend.

Due to the foregoing factors and
the absence of CFTC regulation,
the trading of forward contracts
may thus involve greater risks
than those accompanying the
trading of futures contracts on
exchanges.  No specific limitation
on the percentage or amount of
forward contracts, if any, engaged
in by the client has been imposed.
The CFTC may, in the future, seek
to assert jurisdiction over forward
contracts on currencies such as
those traded by Eclipse Capital
and attempt to prohibit certain
United States entities, including
the pool clients of Eclipse Capital,
from engaging in transactions in
such contracts.


RISK FACTORS

Trading commodity interest
contracts involves a HIGH
DEGREE OF RISK.  In such
trading, the liability of the client is
not limited to the initial investment
or the equity in a managed
account, but extends to any and all
losses.  Although it is the intention
of Eclipse Capital to reduce risk
through relative diversification,
there can be no guarantee that
substantial losses will not in fact
be incurred.  Listed below are
some of the risks associated with
trading commodity interest
contracts which a potential client
should carefully consider before
participating in any of  Eclipse
Capital's Global Financial Trading
programs.

(1) Trading in Commodity Interest
Contracts is Speculative and
Volatile.  Commodity interest
contract prices are highly volatile.
Price movements of commodity
interest contracts are influenced
by, among other things,
changing supply and demand relationships;
climate

government agricultural, trade,
fiscal, monetary and exchange
control programs and policies;
national and international political
and economic events; crop
diseases; the purchasing and
marketing programs of different
nations; and changes in interest
rates.  In addition, governments
from time to time intervene,
directly and by regulation, in
certain markets, particularly those
in currencies and gold.  Such
intervention is often intended to
influence prices directly.  None of
these factors can be controlled by
Eclipse Capital.  No assurances
can be given that Eclipse Capital's
advice will result in profitable
trades for a client or that a client
will not incur substantial losses.

(2)  Futures Trading Is Highly
Leveraged.  The low margin
deposits normally required in
commodity interest contract
trading (typically between 2% and
15% of the value of the contract
purchased or sold) permit an
extremely high degree of leverage.
For example, if at the time of
purchase 10% of the price of a
contract is deposited as margin, a
10% decrease in the price of the
contract would, if the contract is
then closed out, result in a total
loss of the margin deposit before
any deduction for brokerage
commissions.  A decrease of more
than 10% would result in a loss of
more than the total margin
deposit.  Accordingly, a relatively
small price movement in a
contract may result in immediate
and substantial losses to the
investor.  Like other leveraged
investments, any trade may result
in losses in excess of the amount
invested.  When the market value
of a particular open position
changes to a point where the
margin on deposit in a client's
account does not satisfy the
applicable maintenance margin
requirement imposed by the
client's FCM or IB, the client, and
not Eclipse Capital, will receive a
margin call from the FCM or IB.  If
the client does not satisfy the
margin call within a reasonable
time (which may be as brief as a
few hours), the FCM or IB will
close out the client's position and
the client will be responsible for all
resulting losses.

(3)  Futures Markets May Be
Illiquid.  United States commodity
exchanges impose "daily limits"
on the amount by which the price
of most futures contracts traded
on such exchanges may vary
during a single day.  Daily limits
prevent trades from being
executed during a given trading
day at a price above or below the
daily limit.  Once the price of a
futures contract has moved to the
limit price, it may be difficult,
costly or impossible to liquidate a
position.  Such limits could
prevent Eclipse Capital from
promptly liquidating unfavorable
positions and restrict its ability to
exercise or offset commodity
options held in a managed
account.  In addition, even if
futures prices have not moved the
daily limit, Eclipse Capital may be
unable to execute trades at
favorable prices if the liquidity of
the market is not adequate.  Daily
limits have been applicable to
bond futures for some time and
have recently been imposed on
stock index futures (although none
exist on actual stocks) as a result
of the market turbulence of
October 1987.  It is also possible
for an exchange or the CFTC to
suspend trading in a particular
contract (as, in fact, occurred in
the case of stock index futures on
October 20, 1987), order immediate
settlement of a particular contract
or order that trading in a particular
contract be conducted for
liquidation only.

(4)  Failure of a Client's FCM.
Under CFTC regulations, FCMs are
required to maintain a client's
assets in a segregated account.  If
a client's FCM fails to do so, the
client may be subject to a risk of
loss of his funds on deposit with
his FCM in the event of its
bankruptcy.  In addition, under
certain circumstances, such as the
inability of another client of the
FCM or the FCM itself to satisfy
substantial deficiencies in such
other client's account, a client may
be subject to a risk of loss of his
funds on deposit with his FCM,
even if such funds are properly
segregated.  In the case of any
such bankruptcy or client loss, a
client might recover, even in
respect of property specifically
traceable to the client, only a pro
rata share of all property available
for distribution to all of the FCM's
clients.

(5)  Importance of Price Trends to
Profitability.  Eclipse Capital
applies a trend-following trading
technique, which seeks to identify
significant price trends soon after
they begin and participate in such
trends until soon after they have
begun to reverse.  The profitability
of any trend-following strategy
depends upon the occurrence of
major price moves in some futures
contracts traded; generally, the
majority of trend-following trades
result in small losses, but attempt
to achieve gains on relatively
fewer trades to offset such losses.
There is no guarantee that there
will actually be such trends in the
future.  The best trend-following
strategy, whatever elements it may
contain, is unlikely to be profitable
if there are no trends of the kind it
seeks to identify.  Furthermore, a
strategy which is successful in the
case of upward price trends may
not be successful in downward
trends and vice versa.  Any factor
which may lessen the prospect of
major trends in the future (such as
increased government control of,
or participation in, the markets)
may reduce the prospect that any
trend-following strategy will be
profitable.

(6)  Substantial Fees and
Expenses.  A client is subject to
substantial brokerage
commissions and management
fees and, possibly, incentive fees.
Accordingly, a client's account will
have to earn substantial trading
profits to avoid depletion of assets
due to such commissions and
fees.  It is possible that substantial
brokerage commissions may be
generated by Eclipse Capital's
trading method which could
negatively impact the profitability
of a client's account.  A client is
responsible for bearing any and all
expenses, losses and fees
incurred as a result of maintaining
and having Eclipse Capital trade
the client's account.  See "Fees"
and "Client Brokerage Account."

(7)  Limited Deduction by
Noncorporate Taxpayers for
Management and Incentive Fees.
Under prior law, noncorporate
taxpayers who itemized
deductions were permitted to
deduct expenses of producing
income, including investment
advisory fees, when computing
taxable income.  The Internal
Revenue Code of 1986, as
amended, now provides that such
expenses are to be aggregated
with unreimbursed employee
business expenses and other
expenses of producing income
(collectively, "Aggregate
Investment Expenses") and the
aggregate amount of such
expenses will be deductible only
to the extent such amount exceeds
2% of a noncorporate taxpayer's
adjusted gross income.  Such
limitation could substantially
reduce the deductibility for federal
income tax purpose of any
amounts deemed to constitute
"investment advisory fees."  The
fees payable to Eclipse Capital
will, in all probability, be
characterized as investment
advisory fees subject to the above
limitation.  EACH CLIENT,
THEREFORE, MAY PAY TAX ON
MORE THAN THE NET PROFITS
GENERATED BY ECLIPSE
CAPITAL'S TRADING PROGRAM.
EACH PROSPECTIVE CLIENT
MUST CONSULT AND MUST
DEPEND ON HIS OWN TAX
ADVISOR REGARDING THE
FEDERAL, STATE, LOCAL AND
FOREIGN TAX CONSEQUENCES
OF PARTICIPATING IN ECLIPSE
CAPITAL'S TRADING PROGRAM.

(8)  Possible Effects of Speculative
Position Limits.  The CFTC and the
United States commodity
exchanges have established limits
on certain commodities referred to
as "speculative position limits" on
the maximum net long or short
speculative positions that any
person may hold or control in
futures or options contracts traded
on United States commodity
exchanges.  Eclipse Capital also
will be subject to position limits on
the basis of all accounts
(proprietary or client) under its
management.

(9)  Adverse Effects of Increased
Regulation of Financial Futures.
As a result of the stock market
decline during October 1987 and
general volatility, there has been
considerable public discussion,
and congressional investigation,
of the desirability of imposing
major additional regulation on the
financial and (in particular) the
stock index futures
markets, including proposals for reduced speculative position limits and significantly increased margin requirements. Some commentators have suggested eliminating the stock index futures market or "program trading" -- i.
e., arbitraging between the stock
index futures and the underlying
stock markets - altogether.

Although it is not possible to
predict what, if any, regulatory
changes will in fact be imposed on
the financial and stock index
futures markets, any such
regulations could significantly
restrict Eclipse Capital's access
to, and ability to allocate and
reallocate assets to and from,
financial and stock index futures
positions, to the material detriment
of Eclipse Capital's trading
programs.  Any such regulations
may also impair the liquidity of the
financial and stock index futures
markets, increasing the
transaction costs associated with
stock index futures contracts.

(10)  General Uncertainty
Concerning Future Regulatory
Changes.  In addition to possible
changes in the regulation of the
stock index and financial futures
markets, other regulatory changes
could have a material and adverse
effect on clients' managed
accounts' prospects for
profitability.  The United States
securities and commodities
markets are subject to ongoing
and substantial regulatory
changes, and it is impossible to
predict what statutory,
administrative or exchange
imposed restrictions may become
applicable in the future.

(11)  Forward Trading is
Unregulated.  Forward contracts
are not traded on exchanges.
Rather, banks and dealers act as
principals in these markets.
Neither the CFTC nor banking
authorities currently regulate
trading in forward contracts on
currencies, and there is no
limitation on the daily price
movements of forward contracts.
Speculative position limits are also
not applicable to forward trading.

(12)  Trading in Options on
Commodity Futures.  Trading in all
options on commodities was
prohibited in 1978 due to
perceived abuses, but
commodities options trading has
been permitted since October 1,
1982 pursuant to a "pilot program"
established by the CFTC.
Commodity options trading in the
United States has now been made
permanent and United States
commodity exchanges are
permitted to trade an unlimited
number of such options (subject
to CFTC approval).  There can be
no assurance that any trading
approach can successfully
incorporate significant levels of
options trading or the variety of
new options which have recently
become, and are expected in the
near future to become, available
for trading.  Although successful
trading in options on futures
contracts requires many of the
same skills required for successful
futures trading, the risks involved
are somewhat different.

(13)  Foreign Futures and Options
Trading.  Participation in foreign
futures and foreign options
transactions involves the
execution and clearing of trades
on or subject to the rules of a
foreign board of trade.  Neither the
CFTC, NFA nor any domestic
exchange regulates activities of
any foreign boards of trade,
including the execution, delivery
and clearing of transactions, or
has the power to compel
enforcement of the rules of a
foreign board of trade or any
applicable foreign laws.  Generally,
the foreign transaction will be
governed by applicable foreign
law.  This is true even if the
exchange is formally linked to a
domestic market so that a position
taken on the market may be
liquidated by a transaction on
another market.  Moreover, such
laws or regulations will vary
depending on the foreign country
in which the foreign futures or
foreign options transaction
occurs.  For these reasons,
customers who trade foreign
futures or foreign options
contracts may not be afforded
certain of the protective measures
provided by the Commodity
Exchange Act, the Commission's
Regulations and the Rules of the
National Futures Association and
any domestic exchange, including
the right to use the reparation
proceedings before the
Commission and arbitration
proceedings provided by the
National Futures Association or
any domestic futures exchange.  In
particular, funds received from
customers for foreign futures or
foreign options transactions may
not be provided the same
protection as funds received in
respect of transactions on United
States futures exchanges.

The price of any foreign futures or
foreign options contract and,
therefore, the potential profit and
loss thereon, may be affected by
fluctuating foreign exchange rates
between the time an order is
placed and the time it is liquidated,
offset or exercised.

(14)  Potential Conflicts of Interest.
Eclipse Capital's trading programs
will be subject to certain potential
conflicts of interest.  See
"Potential Conflicts of Interest."

(15)  Special Disclosure for
Notionally-Funded Accounts.  You
should request your commodity
trading advisor to advise you of
the amount of cash or other assets
(actual funds) which should be
deposited to the advisor's trading
program for your account to be
considered "fully-funded."  This is
the amount upon which the
commodity trading advisor will
determine the number of contracts
traded in your account and should
be an amount sufficient to make it
unlikely that any further cash
deposits would be required from
you over the course of your
participation in the commodity
trading advisor's program.

You are reminded that the account
size you have agreed to in writing
(the "nominal" or "notional"
account size) is not the maximum
possible loss that your account
may experience.

You should consult the account
statements received from your
futures commission merchant in
order to determine the actual
activity in your account, including
profits, losses and current cash
equity balance.  To the extent that
the equity in your account is at
any time less than the nominal
account size you should be aware
of the following:

1.  Although your gains and
losses, fees and commissions
measured in dollars will be the
same, they will be greater when
expressed as a percentage of
account equity.
2.  You may receive more frequent
and larger margin calls.
3.  The disclosures which
accompany the performance
summary may be used to
convert the rates-of-return
("RORs") in the performance
summary to the corresponding
RORs for particular partial
funding levels.

The preceding list of risk factors
does not purport to be a complete
explanation of the risks involved in
investing in Eclipse Capital's
trading programs.  Each
prospective client who intends to
trade commodity interest
contracts should carefully read
this Disclosure Document, the
Risk Disclosure Statement on the
first page of this Disclosure
Document, and the risk disclosure
statements of the relevant FCM or
IB with particular care and give
due consideration to the risks
described therein.  In addition,
each prospective client is urged to
consult with the prospective
client's financial advisor.


PERFORMANCE HISTORY

The CFTC requires a commodity
trading advisor to disclose to
prospective customers the actual
performance record of all
accounts for which the trading
advisor and its principals have had
the authority to cause transactions
to be effected without clients'
specific authorization.  All
performance information set forth
below is current through
September, 1996.

In the following performance
summaries, Eclipse Capital has
adopted a method of computing
rate of return, referred to as the
Time Weighting of Additions and
Withdrawals method.

              PERFORMANCE SUMMARY - GLOBAL MONETARY PROGRAM

Name of CTA:   Eclipse Capital Management, Inc.
Program:   Global Monetary Program
Inception of trading by CTA:   April 1986
Inception of trading in program:	   August 1990
Number of accounts open:   10
Number of accounts closed while profitable:   9
Number of accounts closed while unprofitable:   4
Assets under management in program (excluding Notional):   $53,350,671
Assets under management in program (including Notional):   $55,850,671
Assets under management in all programs (excluding Notional): $109,410,873 Assets under management in all programs (including Notional): $111,910,873
Largest monthly drawdown:   -14.62%  (July 1994)
Largest peak to valley drawdown:   -26.97%  (March to September 1994)

Monthly / Annual Rates Of Return (%)

MONTH          1996    1995     1994    1993    1992     1991
January        5.45    -2.28    1.34    4.23    -6.77    1.15
February      -0.07     1.19    3.00    9.34    -5.38    8.01
March         -0.30     4.52    6.09   -2.11     5.51   23.70
April          5.58     0.84   -3.43    1.42    -5.29   -3.29
May            1.96     8.09   -2.91   -1.02    -0.24  -13.06
June           0.11    -2.34    0.28    3.03    11.74   12.41
July           0.58     1.04  -11.70    3.09    16.56    8.99
August         3.04     6.80   -5.12    0.81     8.13   -0.51
September      2.77    -0.57   -1.42    3.61   -10.27    3.23
October                 0.34    0.90    2.06     1.88   -0.96
November                2.16    4.50   -0.03     2.33    2.50
December               -0.64   -2.24    2.84    -2.50   16.96
Annual        20.60    20.21  -11.37   30.37    12.95   69.76
           (9 Months)

Eclipse Capital began using the Fully-Funded Subset method to calculate Rates of Return for periods subsequent to August 1, 1996.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE
RESULTS.

                  PERFORMANCE SUMMARY - GLOBAL YIELD PROGRAM

Name of CTA:   Eclipse Capital Management, Inc.
Program:   Global Yield Program
Inception of trading by CTA:   April 1986
Inception of trading in program:  April 1992
Number of accounts open:   1
Number of accounts closed while profitable:   5
Number of accounts closed while unprofitable:   6
Assets under management in program (excluding Notional):   $55,684,720
Assets under management in program (including Notional):   $55,684,720
Assets under management in all programs (excluding Notional): $109,410,873 Assets under management in all programs (including Notional): $111,910,873
Largest monthly drawdown:   -14.41%  (July 1994)
Largest peak to valley drawdown:   -26.10%  (May 1994 to January 1995)

Monthly / Annual Rates Of Return (%)

MONTH          1996    1995     1994    1993    1992
January        1.54    -6.53    2.44    6.76
February       0.05    -3.90    2.06    6.65
March         -1.00     1.88    5.97   -1.47
April          1.67     2.08    0.25    0.63   -3.22
May            0.39    15.83   -0.92   -1.50   -0.60
June          -4.13    -1.05   -0.89    4.08    4.59
July           1.64     0.22   -6.53    2.86   12.79
August         3.86    -1.36   -1.85    5.50    2.39
September      3.34    -0.03    0.37   -0.32   -0.77
October                 0.28   -2.28    2.25    0.17
November                4.72    2.58    1.46    0.18
December                2.78   -0.65    1.95   -3.02
Annual         7.37    14.23    0.02   32.40   12.20
            (9 Months)                       (9 Months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

              PERFORMANCE SUMMARY - FOREIGN EXCHANGE PROGRAM
                      (Not open to new investment)

Name of CTA:   Eclipse Capital Management, Inc.
Program:   Foreign Exchange Program
Inception of trading by CTA:   April 1986
Inception of trading in program:	   March 1992
Number of accounts open:   0
Number of accounts closed while profitable:   3
Number of accounts closed while unprofitable:   2
Assets under management in program (excluding Notional):   $0
Assets under management in program (including Notional):   $0
Assets under management in all programs (excluding Notional): $109,410,873 Assets under management in all programs (including Notional): $111,910,873
Largest monthly drawdown:   -20.86%  (September 1992)
Largest peak to valley drawdown:   -20.86%  (August 1992 to September 1992)

Monthly / Annual Rates Of Return (%)

MONTH         1995     1994    1993    1992
January       3.15    -2.67   -2.64
February      3.94     0.61    7.86
March         2.79     1.99   -3.95   -1.95
April                 -4.30    3.21   -4.71
May                   -1.23   -0.48   -1.17
June                   4.19    1.98   16.44
July                  -2.71   -1.06   11.57
August                -2.67   -5.01   10.55
September             -1.48    4.79  -19.39
October                3.00    0.58    3.76
November               3.42   -1.55    1.92
December              -2.75    3.22    0.12
Annual        10.20   -4.93    6.35   13.18
           (3 Months)               (10 Months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

             PERFORMANCE SUMMARY - FINANCIAL FUTURES ACCOUNT
                      (Not open to new investment)

Name of CTA:   Eclipse Capital Management, Inc.
Program:   Financial Futures Account
Inception of trading by CTA:   April 1986
Inception of trading in program:	   April 1986
Number of accounts open:   0
Number of accounts closed while profitable:   99
Number of accounts closed while unprofitable:   314
Assets under management in program (excluding Notional):   $0
Assets under management in program (including Notional):   $0
Assets under management in all programs (excluding Notional):
$109,410,873
Assets under management in all programs (including Notional):
$111,910,873
Largest monthly drawdown:  -20.91%  (October 1991)
Largest peak to valley drawdown:   -69.20 (February 1989 to April 1992)

Monthly / Annual Rates Of Return (%)

MONTH          1996       1995     1994    1993    1992     1991
January        6.19      -4.40    -1.17    0.98   -20.89   -14.51
February       0.06       2.22    15.82   29.00   -14.23    -2.14
March         -0.14      -5.18    12.35   -5.47     2.83    13.97
April          2.77               -3.67    1.72   -11.66    -9.98
May            0.93                3.84    3.16     0.81   -12.42
June          -5.13               -9.43   13.27    23.77     5.11
July                             -17.46    0.17    44.02     6.84
August                           -17.31    2.12    16.00    -1.64
September                          6.00    5.29   -14.15     0.62
October                           -2.14   -1.02    -6.02   -20.91
November                           4.97    0.00   -12.78    14.85
December                          -5.48    2.77     4.59    14.09
Annual          4.41     -7.33   -18.16   60.35    -5.43   -13.42
            (6 Months) (3 Months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                    NOTES TO PERFORMANCE SUMMARIES

In the preceding performance summaries, Asset Under Management
(excluding Notional) represents the total actual equity (including cash and cash equivalents) deposited in the accounts at the carrying FCM plus committed funds.

Asset Under Management (including Notional) represents the total actual equity (including cash and cash equivalents) deposited in the accounts at the carrying FCM plus committed funds plus notional funds.

Largest Monthly Drawdown is the largest monthly loss experienced by any single account in the relevant program in any calendar month expressed as a percentage of the total equity in such account in the program and includes the month and year of such drawdown. Largest Peak to Valley Drawdown is the largest calendar month-end to calendar month-end loss experienced by any single account in the program expressed as a percentage of total equity (including notional equity) in such account in the program.

Prior to August 1, 1996, Monthly Rate of Return is calculated by dividing net performance by the sum total of the starting equity plus the time-weighted additions minus the time-weighted withdrawals for the period. Beginning in 1994, additions and withdrawals occurred other than at the beginning of the month and, consequently, additions and withdrawals made other than at the beginning of the month are time-weighted. Time weight is calculated by multiplying an addition by the number of days in the period it was available for trading and/or a withdrawal by the number of days in the period it was not available for trading, and dividing by the total number of days in the period. Prior to August 1, 1996, the time weighting of additions and withdrawals method yields the same rates of return as the Fully-Funded
Subset Method (described below) since Eclipse Capital did not manage notional funds prior to August 1, 1996.

For the periods beginning after August 1, 1996, Eclipse Capital has adopted a new method of computing rate-of-return and performance disclosure, referred to as the Fully-Funded Subset method, pursuant to an Advisory published by the CFTC. The Fully-Funded Subset refers to that subset of accounts included in the applicable composite which is funded entirely by Actual Funds (as defined in the Advisory). To qualify for use of the Fully-Funded Subset method, the Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant RORs are representative of the trading program. Eclipse Capital has performed these computations for periods subsequent to August 1, 1996.

In July of 1994, because of a large addition occurring at mid-month and the timing of profits and losses during the month, the composite of the Global Yield Program shows a better return than accounts open for the entire month, due to the use of the time-weighted method. The composite rate of return shown for July is -6.53%. The composite return of the Global Yield Program without this account would have been -9.69%. The return for the new account alone was -1.61%.

In March of 1995, all remaining accounts in the Financial Futures Account closed early in the month. Using the time-weighted method of calculating the rate of return resulted in a material distortion of the performance result. Therefore, for this month, the rate of return was calculated by dividing the net performance by the beginning net asset value.

Annual Rate of Return is calculated by dividing the change in the net asset value of a hypothetical $1,000 investment (VAMI) during the period by the VAMI at the beginning of the period or at the commencement of trading.
VAMI is calculated by multiplying (1 plus the period rate of return %) times the prior period value of a hypothetical $1,000 investment (VAMI).

             PERFORMANCE SUMMARY MATRIX - GLOBAL MONETARY PROGRAM
ACTUAL RATE           RATES OF RETURN BASED ON VARIOUS FUNDING LEVELS
 OF RETURN                             (3)
     (1)
 20.00%          25.00%   33.33%   50.00%   100.00%
 15.00%          18.75%   25.00%   37.50%    75.00%
 10.00%          12.50%   16.67%   25.00%    50.00%
  5.00%           6.25%    8.33%   12.50%    25.00%
 -5.00%          -6.25%   -8.33%  -12.50%   -25.00%
-10.00%         -12.50%  -16.67%  -25.00%   -50.00%
-15.00%         -18.75%  -25.00%  -37.50%   -75.00%
-20.00%         -25.00%  -33.33%  -50.00%  -100.00%
   100%             80%      60%      40%       20%

                                 LEVEL OF FUNDING (2)

Footnotes to Rate Conversion Chart:

(1) This column represents the range of actual rates of return for fully-funded accounts reflected in accompanying Performance Summary for the Global Monetary Program.

(2) This represents the percentage of actual funds divided by the fully-funded trading level.

(3) This represents the rate of return experienced by a customer at various levels of funding traded by Eclipse Capital. The rates of return for accounts that are not fully-funded are inversely proportional to the actual rates of return based on the percentage level of funding.

FEES

In exchange for providing its
investment management services,
Eclipse Capital's standard fee
structure consists of two types of
fees.  Eclipse Capital charges a
monthly management fee equal to
1/4 of 1% (3% annually) of an
account's month-end equity plus
its notional assets, if any
(collectively, the "Trading Level"),
which will be paid whether or not
an account is profitable.  All
management fees are expressed
as a percentage of nominal
account size but may vary when
expressed as a percentage of
actual funds.  For example, a
management fee of 3% of a
nominal account size will equal 6%
when expressed as a percentage
of actual funds for a 50% funded
account.  For purposes of
calculating management fees, a
"month" shall be a calendar
month.  Accounts opened or
closed on a day other than the first
day of the month will be charged a
prorated management fee based
on the actual number of days the
account was open during the
month.

Eclipse Capital also charges a
managed account client a
quarterly incentive fee equal to
20% of the increase in an
account's Trading Profits for the
quarter.  The quarterly incentive
fee will be payable only on
cumulative profits in an account.
If an account incurs a loss after an
incentive fee payment is made,
Eclipse Capital will retain the
payment but will receive no further
incentive fee in subsequent
quarters until the account again
achieves Trading Profits that
exceed the highest previous
Trading Profit at the end of a
previous incentive period.  For
purposes of calculating incentive
fees, a "quarter" shall be deemed
to begin on the first day of the
month in which an account is
opened and shall end on the last
day of the third consecutive
calendar month thereafter.  For
example, if an account was
opened in August, August would
be the first month of the first
quarter for incentive fee
calculations.  Quarters for such an
account would end in October,
January, April and July.
Management fees will be accrued,
but brokerage commissions on
open positions in an account will
not be accrued, in calculating
incentive fees.  Clients who have
opened accounts with Eclipse
Capital at different times may pay
different fees, or similar fees at
different rates, due to changes in
Eclipse Capital's fee structure
since it commenced management
of client accounts.

Eclipse Capital reserves the right
to charge more or less than its
stated fees.  The fees charged to
clients may vary due to account
size, trading program selected,
brokerage commissions, pre-
existing relationships with clients,
etc.  Management fees may range
between 0% and 8%.  Incentive
fees may range between 0% and
33%.

Eclipse Capital may elect to
contract with independent parties
(provided they possess the
registrations required under the
Commodity Exchange Act, as
amended, and other applicable
laws) in order to raise accounts for
Eclipse Capital to manage.
Eclipse Capital may share a
portion of its management and/or
incentive fees with such
independent parties in exchange
for fund-raising services.  In no
event will such agreement have
the effect of increasing the fees
paid by clients.

Trading Profits. Trading Profits
during a quarter means the sum of
(a) the net of any profits and
losses realized by all trades closed
out during the quarter, and (b) the
net of any unrealized profits and
losses on open positions as of the
end of the quarter, minus (c) the
net of any unrealized profits or
losses on open positions as of the
end of the preceding quarter, (d)
all expenses incurred or accrued
during the quarter and (e)
cumulative net realized losses, if
any, carried forward from
preceding quarters.  The
withdrawal of equity from the
account will result in a
proportionate reduction in any
cumulative net realized losses
accrued as of the date of such
withdrawal; the reduction will be in
the same proportion that the
amount withdrawn bears to the
account equity prior to the
withdrawal.  Any interest earned
on assets in the account is not
included in calculating Trading
Profits.

The incentive fee is due and
payable on the last business day
of any quarter in which Eclipse
Capital has earned an incentive fee
and with respect to a withdrawal
made prior to a quarter-end.  The
management fee is due and
payable on the last business day
of each month.  After the end of
each month,  Eclipse Capital will
prepare a Statement of Account
setting forth the amount of any
fees payable to it and furnish the
Statement of Account to the
client's broker. The client will be
required to execute the Fee
Payment Authorization appearing
on the signature page of the
Eclipse Capital Client Advisory
Agreement and Trading
Authorization authorizing such
payments by the broker from the
client's account.


POTENTIAL CONFLICTS OF
INTEREST

Trading Own Accounts.  Eclipse
Capital, its principals or its
employees may invest in funds
managed by Eclipse Capital, may
trade commodity interest
contracts for their own proprietary
accounts and may test other
trading programs and methods.
For such accounts Eclipse Capital
may use trading approaches which
are different from the trading
programs described in this
Disclosure Document.  Therefore,
it is possible that Eclipse Capital
and/or its principals and
employees may, from time to time,
compete with a client account for
similar commodity interest
contract positions in one or
several markets, or may take
positions in their proprietary
accounts which are opposite, or
ahead of, the positions taken in a
client account.  Eclipse Capital will
permit clients to inspect such
trading records during normal
business hours on the premises of
Eclipse Capital.

Trading Multiple Accounts.
Eclipse Capital may in the future
manage and trade additional
accounts, including commodity
pools.  Eclipse Capital will not,
however, knowingly or deliberately
favor one account over any other
such account.

Because of price volatility,
occasional variations in liquidity,
and differences in order execution,
it is impossible for Eclipse Capital
to obtain identical trade execution
for all of its clients.  Such
variations and differences may
produce differences in
performance among client
accounts over time.  In an effort to
treat its clients fairly when block
orders for client accounts are filled
at different prices, Eclipse Capital
assigns trades on a systematic
basis.

No Other Conflicts.  There are no
actual or potential conflicts of
interest presently known to
Eclipse Capital or its principals
other than those disclosed herein.

CLIENT ADVISORY AGREEMENT

A client wishing to participate in
Eclipse Capital's trading programs
must authorize Eclipse Capital to
manage his trading account
pursuant to a grant of a limited
power-of-attorney contained in
Eclipse Capital's Client Advisory
Agreement and Trading
Authorization.  The agreement
permits Eclipse Capital to place all
buy and sell orders for foreign
exchange forward contracts,
futures contracts, options on
futures contracts, and other
commodity interests, and to make
or take delivery in fulfillment of
such interests.  In addition, the
client will instruct the FCM
carrying his account to transfer
from the client's account amounts
sufficient to pay Eclipse Capital's
fees, which will be billed by
Eclipse Capital directly to the
client's account (see "Fees").
However, except as indicated
above, the Client Advisory
Agreement and Trading
Authorization allows only the
client to withdraw funds from his
account.  Eclipse Capital reserves
the right to terminate the Client
Advisory Agreement and Trading
Authorization at any time.

CLIENT BROKERAGE ACCOUNT

A client who wishes to participate
in an Eclipse Capital trading
program must open an account
with the FCM of his choice, or
alternatively in the case of foreign
exchange trading, establish an
adequate line of credit with a bank
of his choice, which is acceptable
to Eclipse Capital.  Eclipse Capital
manages funds for clients at a
number of FCMs and generally
accepts new accounts at one of
the established FCMs.  The client
will be required to sign the
appropriate new account forms,
risk disclosure statements, and
customer agreements of his FCM.
A client does not deposit any
funds with Eclipse Capital.  Rather,
the client makes all deposits of
funds with his FCM.  A client is
also free to select an acceptable
Introducing Broker ("IB") of his
choice, if any, through which his
accounts will be carried by his
FCM.

Eclipse Capital has no affiliation or
direct or indirect business
relationship with any FCM or any
IB whereby it may benefit, directly
or indirectly, from the maintenance
of a client's account with any FCM
or IB.  Eclipse Capital will not
receive or participate in brokerage
commissions charged to client
accounts.  The only compensation
earned or to be earned, directly or
indirectly, by Eclipse Capital from
any of the accounts it manages
will be from fees described herein
or otherwise specifically
negotiated with the client.

The client accepts that Eclipse
Capital will have the right to direct
all trades to any FCM or floor
broker it chooses for execution
with instructions to "give-up" to
the customer's clearing broker.  At
present, Eclipse Capital has no
affiliation or business arrangement
with any particular FCM or with
any floor brokers affiliated with
any particular FCMs, although it
may in the future.  The clearing
broker will then pay the floor
brokerage and additional "give-
up" fees, unless otherwise
approved by the client, to the
executing FCM or floor broker
from the client's account.  In
addition, clients will be required to
sign documentation which
specifically authorizes Eclipse
Capital to execute orders utilizing
a give-up procedure and to enter
into give-up agreements with the
executing and clearing brokers
involved, and authorizing Eclipse
Capital to act on behalf of the
client in negotiating those
agreements.

The client, and not Eclipse Capital,
is directly responsible for paying
to the client's FCM or IB, as
appropriate, all margins, option
premiums, brokerage
commissions and fees and
expenses incurred in connection
with transactions effected for the
client's managed account by
Eclipse Capital.  Brokerage
commissions may be substantial.
No assurance can be given by
Eclipse Capital as to any minimum
or maximum number of
transactions which will be entered
into for the client's managed
account during any period for
which a managed account is
managed by Eclipse Capital.

The FCM or IB, as the case may
be, at its own expense, will provide
the client with a monthly statement
of equity, as well as a record of the
management and incentive fees
paid to Eclipse Capital and the
brokerage commissions paid to
the FCM or IB.  In addition, the
FCM will supply the client with a
confirmation of every trade
executed for the client's managed
account and purchase and sale
statements setting forth the
realized gain or loss on each such
liquidated position and the
brokerage commissions charged.

A portion of the client's funds
initially deposited with the client's
FCM may be used to purchase
United States Treasury bills for the
client's account.  The Treasury
bills may be utilized as original
margin for transactions in futures
contracts and for short option
positions.  However, Treasury bills
may not be used as variation
margin or for the purchase of
option contracts.  Accordingly, a
portion of the client's assets in the
account must be in the form of
cash.  A client retains ultimate
control over his account at his
FCM and may close out such
account completely at any time
upon notice to his FCM in
accordance with the terms of his
client agreement with his FCM and
applicable exchange rules.

Though Eclipse Capital will
attempt to correct trading errors
as soon as they are discovered, it
will not be responsible for poor
executions or trading errors
committed by brokers or FCMs.


FURTHER INFORMATION

Any questions should be directed
to Eclipse Capital at the address
and telephone number listed on
the cover page of this disclosure
document.


MISCELLANEOUS

BECAUSE OF THE COMPLEXITY
OF THE TAX LAWS AND THE
DIFFERENT CONSIDERATIONS
APPLICABLE TO EACH MANAGED
ACCOUNT AND CLIENT, THIS
DISCLOSURE DOCUMENT DOES
NOT PROVIDE TAX ADVICE.
EACH CLIENT SHOULD CONSULT
HIS OR ITS OWN TAX ADVISORS
TO DETERMINE THE TAX
CONSEQUENCES OF AN
INVESTMENT IN A MANAGED
ACCOUNT.

THIS DISCLOSURE DOCUMENT
DOES NOT PURPORT TO
DISCUSS ALL OF THE RISKS
CONCERNING TRADING IN
COMMODITY FUTURES OR
ECLIPSE CAPITAL'S GLOBAL
FINANCIAL TRADING PROGRAMS.

IN ADDITION TO THIS
DISCLOSURE DOCUMENT, AN
ADDITIONAL RISK DISCLOSURE
DOCUMENT AND VARIOUS
RELATED DOCUMENTS OF THE
RELEVANT FCM OR IB WILL BE
PROVIDED FOR YOUR
INSPECTION AND REVIEW.

                                EXHIBIT "C"

Trading Limitations

         The Partnership will not: (i) engage in pyramiding its Commodities positions (i.e., the use of unrealized profits on existing positions to provide margin for the acquisition of additional positions in the same or a related commodity), but may take into account open trading equity on existing positions in determining generally whether to acquire additional Commodities positions; (ii) borrow or loan money (except with respect to the initiation or maintenance of the Partnership's Commodities positions or obtaining lines of credit for the trading of forward contracts; provided, however, that the Partnership is prohibited from incurring any indebtedness on a non-recourse basis); (iii) permit rebates or give-ups to be received by the General Partner or its affiliates, or permit the General Partner or any affiliate to engage in any reciprocal business arrangements which would circumvent the foregoing prohibition; (iv) permit the Advisor to share in any portion of the commodity brokerage fees paid by the Partnership; (v) commingle its assets, except as permitted by law; or (vi) permit the churning of its commodity accounts.

         The Partnership will conform in all respects to the rules, regulations and guidelines of the markets on which its trades are executed.

Trading Policies

         Subject to the foregoing limitations, the Advisor has agreed to abide by the trading policies of the Partnership, which currently are as follows:

              (1) Partnership funds will generally be invested in futures, forward and option contracts which are traded in sufficient volume to permit taking and liquidating positions.

              (2) Stop or limit orders may, in the Advisor's discretion, be given with respect to initiating or liquidating positions in order to limit losses or secure profits. If stop or limit orders are used, no assurance can be given, however, that Prudential Securities will be able to liquidate a position at a specified stop or limit order price, due to either the volatility of the market or the inability to trade because of market limitations.

              (3) The Partnership generally will not initiate an open position in a futures contract (other than a cash settlement contract) during any delivery month in that contract, except when required by exchange rules, law or exigent market circumstances. This policy does not apply to forward and cash market transactions.

              (4) The Partnership may occasionally make or accept delivery of a commodity, including, without limitation, currencies.

              (5) The Partnership will, from time to time, employ trading techniques such as spreads, straddles and conversions.

(Exhibit "C" - cont'd)

              (6) The Advisor will not initiate open positions which would result in net long or short positions requiring margin or premium for outstanding positions in excess of 15% of the Partnership's Net Asset Value allocated to the Advisor for any one commodity, or in excess of 66% of the Partnership's Net Asset Value allocated to the Advisor for all Commodities combined.

              (7) To the extent the Partnership engages in transactions in foreign currency forward contracts other than with or through Prudential Securities or its affiliates, the Partnership will only engage in such transactions with or through a bank which as of the end of its last fiscal year had an aggregate balance in its capital, surplus and related accounts of at least $100,000,000, as shown by its published financial statements for such year, and through other broker-dealer firms with an aggregate balance in its capital, surplus and related accounts of at least $50,000,000.

         The General Partner will be responsible for the management of non-Commodities assets, with the assistance of Prudential Securities or other affiliates. At least 75% of the Partnership's Net Asset Value will be maintained in interest-bearing U.S. Treasury obligations (primarily U.S. Treasury bills), a significant portion of which will be utilized for margin purposes (to the extent practicable) for the Partnership's Commodities positions. All interest earned on such funds will be paid to the Partnership. The balance of the Partnership's Net Asset Value will be held in cash (to avoid the daily buying and selling of interest-bearing obligations and to pay ongoing expenses).

                                    -2-